UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Leslie’s, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LESLIE'S®

We know pools.

2022 PROXY STATEMENT

A trusted leader in pool and spa care

2022

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS AND

PROXY STATEMENT

    LETTER FROM THE CHIEF EXECUTIVE OFFICER

Dear Fellow Shareholders,

On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2022 Annual Meeting of Shareholders of Leslie’s, Inc. The meeting will be held in a virtual format on Thursday, March 17, 2022, beginning at 9:00 a.m. (Mountain Standard Time). The meeting will be conducted via a live audiocast at www.virtualshareholdermeeting.com/LESL2022.

The following pages contain the formal Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting. The meeting will include a report on Leslie’s activities for the fiscal year ended October 2, 2021, and there will be an opportunity for comments and questions from shareholders.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. After reviewing the Proxy Statement, we ask you to vote as described in the Proxy Statement as soon as possible.

On behalf of our Board of Directors, we would like to thank you for your continued interest and investment in Leslie’s.

Yours Sincerely,
Chief Executive Officer 2005 East Indian School Road Phoenix, Arizona 85016 January 31, 2022

Proxy Statement and Annual Meeting Report 2022

Notice of Annual Meeting of Shareholders

DATE AND TIME Thursday, March 17, 2022 9:00 a.m. Mountain Standard Time	WHO CAN VOTE Shareholders of record as of 5:00 p.m. Eastern Time on January 18, 2022 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof.
LOCATION Online via live audiocast on www.virtualshareholdermeeting.com/LESL2022

VOTING ITEMS

Proposals		Board Vote Recommendation	For Further Details

1.	Election of 3 Class I directors, as named in this proxy statement	“FOR” each director nominee listed in Proposal 1	Page 16

2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022	“FOR”	Page 23

3.	Non-binding, advisory vote to approve named executive officer compensation	“FOR”	Page 25

4.	Non-binding, advisory vote for the frequency of future non-binding, advisory votes to approve named executive officer compensation	“ONE YEAR”	Page 38

Shareholders will also transact any other business that may be properly presented at the Annual Meeting. This proxy statement is first being made available to our shareholders on or about January 31, 2022.

In light of the ongoing public health concerns related to the novel coronavirus (“COVID-19”) pandemic, we are holding the Annual Meeting in a virtual-only format this year. To attend the Annual Meeting online, vote, submit questions or view the list of registered shareholders during the meeting, shareholders of record will need to go to the meeting website listed above and log in using their 16-digit control number included on their proxy card. Beneficial owners should review these proxy materials and their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 9:30 a.m. Mountain Standard Time on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Company’s Investor Relations page at https://ir.lesliespool.com/.

We encourage you to review these proxy materials and vote your shares before the Annual Meeting.

By Order of the Board of Directors,

Brad Gazaway

Chief Legal Officer and Corporate Secretary

2005 East Indian School Road

Phoenix, Arizona 85016

January 31, 2022

HOW TO VOTE

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 17, 2022

The notice, Proxy Statement, and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

Proxy Statement and Annual Meeting Report 2022

PROPOSAL 4: NON-BINDING, ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	38

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	39

Policies and Procedures for the Company’s Related Person Transactions	39

Related Party Transactions	39

BENEFICIAL OWNERSHIP OF SECURITIES	42

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	44

OTHER MATTERS	48

Proxy Statement and Annual Meeting Report 2022	i

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2021 Annual Report on Form 10-K. Forward-looking and other statements in this document may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

ii Leslie’s, Inc.

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

DATE AND TIME March 17, 2022 at 9:00 a.m. Mountain Standard Time	LOCATION Online at www.virtualshareholdermeeting.com/LESL2022	RECORD DATE January 18, 2022

Voting Matters		Board’s Vote Recommendations	For Further Information
PROPOSAL 1	Election of 3 Class I directors, as named in this proxy statement	“FOR” each director nominee listed in Proposal 1	Page 16
PROPOSAL 2	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022	“FOR”	Page 23
PROPOSAL 3	Non-binding, advisory vote to approve named executive officer compensation	“FOR”	Page 25
PROPOSAL 4	Non-binding, advisory vote for the frequency of future non-binding, advisory votes to approve named executive officer compensation	“ONE YEAR”	Page 38

COMPANY OVERVIEW AND BUSINESS STRATEGY

We are the largest and most trusted direct-to-consumer brand in the $11 billion United States pool and spa care industry, serving both residential and professional consumers. Founded in 1963, we are the only direct-to-consumer pool and spa care brand with national scale, operating an integrated marketing and distribution ecosystem powered by a physical network of 952 branded locations and a robust digital platform. We have a market-leading share of approximately 15% of residential aftermarket product spend as of 2021, which represents an increase of approximately 1,000 basis points since 2010. Our physical network is larger than the sum of our twenty largest competitors, and our digital sales are estimated to be greater than five times as large as that of our largest digital competitor. We offer an extensive assortment of professional-grade products, the majority of which are exclusive to Leslie’s, Inc. (“Company” or “Leslie’s”), as well as certified installation and repair services, all of which are essential to the ongoing maintenance of pools and spas. Our dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering our consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas. Over the last five fiscal years, we have spent more than $90 million in foundational investments across new technologies and capabilities focused on transforming our consumer experience and advancing our industry leadership. The unprecedented scale of our integrated marketing and distribution ecosystem, which is powered by our direct-to-consumer network, uniquely enables us to efficiently reach and service every pool and spa in the continental United States.

We operate primarily in the pool and spa aftermarket industry which is one of the most fundamentally attractive consumer categories given its scale, predictability, and growth outlook. We have a highly predictable, recurring revenue model, as evidenced by our 58 consecutive years of sales growth. Approximately 80% of our assortment is comprised of non-discretionary products essential to the care of residential and commercial pools and spas. Our assortment includes chemicals, equipment and parts,

Proxy Statement and Annual Meeting Report 2022	1

PROXY STATEMENT SUMMARY

cleaning and maintenance equipment, and safety, recreational, and fitness-related products. We also offer important essential services, such as equipment installation and repair for residential consumers and professional pool operators. Consumers receive the benefit of extended vendor warranties on products purchased through our locations and on on-site installations or repairs by our certified in-field technicians. We offer complimentary, commercial-grade in-store water testing and analysis via our proprietary AccuBlue® system, which increases consumer engagement, conversion, basket size, and loyalty, resulting in higher lifetime value. Our water treatment expertise is powered by data and intelligence accumulated from the millions of water tests we have performed over the years, positioning us as the most trusted water treatment service provider in the industry. Due to the non-discretionary nature of our products and services, our business has historically delivered strong, uninterrupted growth, and profitability in all market environments, including through the Great Recession and the COVID-19 pandemic.

We have a legacy of leadership and disruptive innovation. Since our founding in 1963, we have been the leading innovator in our category and have provided our consumers with the most advanced pool and spa care available. As we have scaled, we have leveraged our competitive advantages to strategically reinvest in our business and intellectual property to develop new value-added capabilities. We have pioneered complimentary in-store water testing, offered complimentary in-store equipment repair services, introduced the industry’s first loyalty program, implemented the industry’s first scale omni-channel capabilities and developed an expansive platform of owned and exclusive brands. These differentiated capabilities allow us to meet the needs of any pool and spa owner, whether they care for their pool or spa themselves or rely on a professional, whenever, wherever, and however they choose to engage with us.

2 Leslie’s, Inc.

     PROXY STATEMENT SUMMARY

Environmental, Social, and Governance

We understand corporate responsibility is essential for good governance. It strengthens the accountability of our Board of Directors (“Board”) and management team and supports the long-term interests of our shareholders and stakeholders. Our Board is primarily responsible for overseeing our corporate strategy, which includes the oversight of environmental, social, and governance (“ESG”) matters that impact our business and related risks. In addition to the Board as a whole, our Nominating and Corporate Governance Committee has an ESG sub-committee, which on a quarterly basis reviews and monitors our ESG and sustainability matters and corporate governance trends. At the management level, our Chief Legal Officer directs our ESG strategy and reporting program along with our Director of ESG. Corporate responsibility at Leslie’s is governed from the most senior levels down to all of our employees, because we believe that achieving operational excellence is intrinsically tied to how responsibly we run our business.

Our focus on and commitment to ESG is tied to our belief that achieving and sustaining business excellence goes hand-in-hand with strong corporate leadership and stewardship. To support our ESG efforts, we formed an ESG working group, consisting of internal resources and external advisors, to assess and address ESG factors that are important to our business. Our working group evaluated potential ESG risks and opportunities to best understand the views of our shareholders and leading ESG frameworks, including the Sustainability Accounting Standard Board (“SASB”), the Task Force on Climate-Related Disclosures (“TCFD”), and the United Nations Sustainable Development Goals (“UN SDGs”). As a pool and spa retailer, we focus on ESG issues such as diversity and inclusion (“D&I”), sustainable products, environmental, health and safety management, and community engagement and water safety. We published our inaugural ESG report this past year, which covers our ESG approach and current key ESG-related initiatives and programs. Please refer to the Company’s Investor Relations page at https://ir.lesliespool.com/esg.

Diversity & inclusion

One of our values is to welcome everyone and to create an environment where individuals can proudly work together, do their best, and have fun along the way. In June 2020, we formalized our D&I efforts with the creation of our Diversity and Inclusion Advisory Council (“Dive In”). The Council is comprised of approximately 75 team members who advance strategies, discussions, and execution of our D&I initiatives. Dive In has four working groups focused on: education & training, community & philanthropy, mentorship & scholarships, and recruiting. As part of its overarching initiative, it established a goal to have our workforce, at all levels, mirror the US census population by 2025. As of our 2020 fiscal year end, our senior management team was 14% female and 20% racially and ethnically diverse, while our team members were 32% female and 33% diverse by race and ethnicity. Our Board is currently 33% female and 33% diverse by race and ethnicity.

Sustainable products

As a retailer, we aim to provide a selection of environmentally conscious pool offerings and to educate our customers on ways to reduce water and energy consumption, as well as how to improve water chemistry efficacy. We encourage the adoption of these products by, among other actions, investing in customer education, enhancing in-store eco-friendly product signage, and engaging customers via marketing campaigns. We also work alongside our third-party vendors to increase our sustainable offerings.

Environmental, health, and safety management

From our manufacturing and distribution centers to our drivers and retail locations, safety is one of our top priorities. We have the requisite policies, procedures, and trainings in place to promote responsible actions by our team members and compliance with applicable laws and regulations. These include proper product labeling, chemical storage and handling, and occupational injury prevention. We have designed training programs that are refreshed annually to meet the needs of role-specific hazards encountered both on-site and en route to service our customers’ needs. These trainings are reinforced by monthly safety meetings, which cover a variety of related topics. As a result of our safety programs, our incident rates are low across our divisions.

Proxy Statement and Annual Meeting Report 2022	3

PROXY STATEMENT SUMMARY

Community engagement and water safety

We strive to align our community giving with the promotion of safe and responsible enjoyment within and around water. In 2020, we partnered with the Aquatic Safety Research Group to develop a tip sheet on safe swimming to bridge knowledge gaps on swimming and water safety, which was important as more people were staying home. We have also taken steps to establish a philanthropy council with a mission to advance four key pillars addressing disaster relief, health and wellness, diversity and inclusion and water safety and community in partnership with nationally recognized organizations.

Our COVID-19 response

The global pandemic created unprecedented challenges for our Company, our employees, and our communities. It is through our resiliency and commitment to our long-term strategy that we have been able to effectively adapt to the changing conditions. Our highest priority was, and continues to be, the safety and well-being of our employees and their families, our customers and our communities. At the outset, we formed a COVID-19 Task-Force to develop and implement strategies, procedures, and policies to address issues arising from the pandemic.

We have been attentive to all state and local regulations to ensure our business continuity. During store closures, we continued to pay regular wages to our full-time employees, and provided a Front-Line Recognition Pay program, which boosted hourly wages by $2 from March 2020 through July 2020. We have continued to focus on the safety of our associates and their families through regular communication and by providing the tools needed to maintain a safe and healthy workplace, including the provision of PPE, displaying appropriate location signage, instructing associates to stay home when sick, and encouraging mask wearing. Effective October 2021, we enacted a vaccination policy requiring certain employees to provide proof of vaccination or receive a religious or medical exemption. The vaccination policy applies to all corporate office, field leadership, distribution center leadership, and outside sales employees. We continue to remain vigilant and continuously review and update our policies and procedures to the evolving situations.

HUMAN CAPITAL MANAGEMENT

As of October 2, 2021, we employed approximately 3,700 employees. Of these employees, approximately 2,650 work in our physical network, approximately 250 work as in-field service technicians, approximately 450 work in corporate, infrastructure, or e-commerce, and approximately 325 work in our distribution centers. We believe that we have good relations with our employees. None of our employees are currently covered under any collective bargaining agreements.

We consider our employees to be the foundation for our growth and success. As such, our future success depends in large part on our ability to attract, train, retain, and motivate qualified personnel. The growth and development of our workforce is an integral part of our success. We place a priority on promoting from within. Over the last three years, approximately 70% of our retail and corporate management openings have been filled by existing employees.

We are also committed to developing and fostering a culture of diversity and inclusion and know that a company’s ultimate success is directly linked to its ability to identify and hire talented individuals from all backgrounds and perspectives.

DIRECTOR NOMINEES

The following provides summary information about each director nominee.

Name and Occupation	Age	Other Public Boards	Committee Memberships
			AC	CC	NCGC

Michael R. Egeck CEO, Leslie’s, Inc.	63	0

Yolanda Daniel VP Finance, Federal Reserve Bank of Chicago	55	0

Eric Kufel CEO, West Marine, Inc.	55	0

4 Leslie’s, Inc.

PROXY STATEMENT SUMMARY

ALL OTHER DIRECTORS

The following provides summary information about all other directors not up for election at the 2022 Annual Meeting.

Name and Occupation	Age	Other Public Boards	Committee Memberships
			AC	CC	NCGC

Steven L. Ortega Former CEO, Current Chairman, Leslie’s, Inc.	60	0

Jodeen Kozlak Founder & CEO, Kozlak Capital Partners	58	3

Marc Magliacano Managing Partner, L Catterton Global Flagship Fund	47	1

Susan O’Farrell Former CFO, BlueLinx Holdings, Inc.	58	0

James Ray, Jr. Former President, STANLEY Engineered Fastening, Stanley Black & Decker, Inc.	58	2

John Strain Head of e-Commerce and Technology, Gap, Inc.	53	0

AC – Audit Committee CC – Compensation Committee NCGC – Nominating and Corporate Governance Committee Independent Lead Independent Director	Chair Member Audit Committee Financial Expert

BOARD SNAPSHOT

Proxy Statement and Annual Meeting Report 2022	5

PROXY STATEMENT SUMMARY

SKILLS & EXPERIENCE

7/9	RETAIL/ MERCHANDISING	9/9	STRATEGIC MANAGEMENT	6/9	SUPPLY CHAIN
Important in understanding our industry, business needs and strategic goals		Important in implementing our goals and aligning on long-term business investments and objectives and our capital allocation		Important to oversee upstream and downstream structure and design of the supply chain, all of which are critical to our strategic goals

3/9	BRAND AND CONSUMER MARKETING	4/9	DIGITAL COMMERCE AND MARKETING	8/9	HUMAN CAPITAL MANAGEMENT
Important as marketing and communications are critical to building and expanding our market share		Important in overseeing the development of our multi-channel strategy		Important to oversee our significant associate base that is growing, so that we place the best investments in our associates

2/9	INFORMATION TECHNOLOGY AND SECURITY	6/9	FINANCE/ ACCOUNTING	9/9	GOVERNANCE/ RISK MANAGEMENT
Important as we assess our technology and cybersecurity needs, along with the needs of our customers, among other reasons to protect our customers’ data		Important to oversee and understand our financial statements, capital structure and internal controls		Supports our objective to have corporate governance and risk management practices that reflect industry best practices

9/9	SENIOR LEADERSHIP	3/9	ESG	9/9	PUBLIC COMPANY EXPERIENCE
Important as leadership experience can provide insight on business operations, growth and culture		Helpful in our work as a values driven organization		Important to oversee the workings of a public company

Board Diversity Matrix (as of January 1, 2022)

Total Number of Directors	9

	Female	Male

Part I: Gender Identity

Directors	3	6

Part II: Demographic Background

African American or Black	1	1

Hispanic or Latinx	0	1

White	2	4

6 Leslie’s, Inc.

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

•	The Board consists of a diverse mix of individuals with distinctive skills and experience

•	Separate Chairman, Chief Executive Officer, and Lead Independent Director

•	Majority of Board directors are independent directors

•	Only independent directors sit on Board committees

•	Average director age of 56 years

•	Annual Board and committee self-evaluations

•	Annual director evaluations

•	Directors and other designated officers are subject to stock ownership guidelines

•	Consistent outreach with our shareholders related to governance and other matters

•	Hedging/pledging prohibited

Proxy Statement and Annual Meeting Report 2022	7

Corporate Governance

DIRECTOR INDEPENDENCE

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our Board has determined that none of our directors, with the exception of Messrs. Egeck, Kufel, Magliacano and Ortega, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent under applicable Nasdaq rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

BOARD LEADERSHIP STRUCTURE

The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. The Board selects its Chairman and the Chief Executive Officer (the “CEO”) in a way it considers is in the best interests of the Company. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined. The Board has determined, however, that wherever and for so long as the Chairman is not an independent director, then there shall also be a lead independent director.

Currently, our Chairman is Steven L. Ortega, and the Lead Independent Director is James Ray, Jr.

LEAD INDEPENDENT DIRECTOR

The Lead Independent Director’s responsibilities include the following:

•	presiding at all meetings of the Board at which the chairperson of the Board is not present, including executive sessions of non-employee directors and independent directors;

•

approving information sent to the Board and overseeing that the scope, quality, quantity and timeliness of the flow of information between management and the Board is adequate for the Board to effectively and responsibly perform its duties;

•	consulting with the chairperson of the Board regarding agendas for all meetings of the Board as well as contributing to and approving them;

•	approving Board meeting schedules to provide that there is sufficient time for discussion of all agenda items;

•	serving as a liaison between the chairperson of the Board and the independent directors; and

•	if requested by major shareholders, being available for consultation and direct communication.

In addition, the Lead Independent Director also has the authority to call meetings of the independent directors.

DIRECTOR NOMINATIONS

In accordance with its charter, the Nominating and Corporate Governance Committee determines the qualifications, qualities, skills, and other expertise required to be a director and recommends to the Board criteria to be considered in selecting nominees for directors. These will inform the committee’s annual evaluation of the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition, and the skills and expertise needed for effective operation of the Board and its committees. The Board and the Nominating and Corporate Governance Committee also ensures that qualified director candidates with a diversity of gender, ethnicity, tenure, skills and experience are included by the Company or any search firm it engages in each pool of candidates from which Board nominees are chosen.

8 Leslie’s, Inc.

CORPORATE GOVERNANCE

The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by Board, and any shareholder recommendations for director are evaluated in the same manner as other candidates considered by the Nominating and Corporate Governance Committee. Shareholders that wish to nominate a director for election to our Board should follow the procedures described under the “Submission of Shareholder Proposals for the 2023 Annual Meeting” heading.

We generally evaluate the following criteria regarding minimum director qualifications for our directors to possess: educational background, gender, ethnic diversity, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our shareholders.

The Nominating and Corporate Governance Committee of the Board prepares policies regarding director qualification requirements and the process for identifying and evaluating director candidates for adoption by the Board. The above-mentioned attributes, along with the leadership skills and other experiences of our officers and Board members described above, are expected to provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth.

BOARD COMMITTEES

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

In accordance with our Corporate Governance Guidelines, the independent directors meet in executive session without management present on a regularly scheduled basis.

During the fiscal year ended October 2, 2021, the Board held 7 meetings, and there were 10 meetings of the Audit Committee, 6 meetings of the Compensation Committee and 5 meetings of the Nominating and Corporate Governance Committee. All incumbent directors attended at least 75% of the aggregate of the meetings of the Board and committees on which they served occurring during 2021.

Directors are expected to attend the annual meeting of shareholders absent unusual circumstances. The Company did not hold an annual meeting of shareholders during the fiscal year ended October 2, 2021 because our IPO occurred in October 2020.

Proxy Statement and Annual Meeting Report 2022	9

CORPORATE GOVERNANCE

AUDIT COMMITTEE
MEMBERS Susan O’Farrell (Chair) Yolanda Daniel John Strain

PRINCIPAL RESPONSIBILITIES:

The primary role of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. Management of the Company is responsible for preparing the Company’s financial statements determining that they are complete, accurate, and in accordance with generally accepted accounting principles and establishing and maintaining satisfactory disclosure controls and internal control over financial reporting. The independent public accounting firm is responsible for auditing the Company’s financial.

We have adopted a committee charter that details the principal functions of the Audit Committee, including:

•  selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•  helping to ensure the independence and performance of the independent registered public accounting firm;

•  reviewing financial statements and discussing the scope and results of the independent audit and quarterly reviews with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•  preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•  reviewing the adequacy and effectiveness of our disclosure controls and procedures and overseeing procedures for employees to submit concerns anonymously about accounting, internal control, or audit matters;

•  reviewing our policies on risk assessment and risk management;

•  reviewing related party transactions; and

•  approving or, as required, pre-approving, all audit and all permissible non-audit services and fees, to be performed by the independent registered public accounting firm.

Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each member of the Audit Committee is financially literate, and our Board has determined that Ms. O’Farrell and Ms. Daniel both qualify as an “audit committee financial expert” as defined in applicable SEC rules and have accounting or related financial management expertise.

The Audit Committee has established and oversees procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has the authority to retain counsel and other advisers as it determines necessary to fulfill its duties and responsibilities.

10 Leslie’s, Inc.

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE
MEMBERS John Strain (Chair) Jodeen Kozlak James Ray, Jr.

PRINCIPAL RESPONSIBILITIES:

The primary role of the Compensation Committee is to assist the Board with the oversight of executive compensation.

We have adopted a committee charter that details the principal functions of the Compensation Committee, including:

•  reviewing, approving and determining, or making recommendations to our Board regarding the compensation of our executive officers;

•  overseeing our overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including our executive officers;

•  administering our equity compensation plans; and

•  reviewing, approving, and making recommendations to our Board regarding incentive compensation and equity compensation plans.

The Compensation Committee, whom are all independent directors, may delegate its duties and responsibilities to one or more subcommittees as it determines appropriate.

The Compensation Committee is comprised of three directors, each director meets the Nasdaq independence requirements and all three directors qualify as “non-employee directors” under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

The Compensation Committee has the authority, in its sole discretion, to retain a compensation consultant, legal counsel or other advisers, and are directly responsible for the compensation, retention terms and overseeing the work of any such advisers.

The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) in April 2021 to serve as the compensation consultant for the Compensation Committee and to provide advice in connection with the design of the Company’s 2022 compensation program for directors and executive officers. FW Cook did not provide any other services to the Company or management, and FW Cook only received fees from the Company for the services it provided to the Compensation Committee. The Compensation Committee evaluated FW Cook’s independence under the applicable Nasdaq and SEC standards and concluded that FW Cook was independent of the Company and that its services raised no conflicts of interest. The Company’s Chief Executive Officer and Chief Financial Officer were invited to participate in discussions regarding the 2022 compensation program and to give their recommendations.

Proxy Statement and Annual Meeting Report 2022	11

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
MEMBERS Jodeen Kozlak (Chair) Yolanda Daniel James Ray, Jr.

PRINCIPAL RESPONSIBILITIES:

The primary role of the Nominating and Corporate Governance Committee is to assist the Board with oversight of the director nominations process and the Company’s corporate governance.

We have adopted a committee charter, which details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

•  identifying, evaluating, and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;

•  evaluating the performance of our Board and of individual directors;

•  considering and making recommendations to our Board regarding the composition of our Board and its committees;

•  reviewing developments in corporate governance practices;

•  evaluating the adequacy of our corporate governance practices and reporting;

•  reviewing the succession planning for our executive officers; and

•  developing and making recommendations to our Board regarding corporate governance guidelines and matters.

The Board has delegated to the Nominating and Corporate Governance Committee oversight of our ESG matters. The Nominating and Corporate Governance Committee has an ESG Sub-Committee which reviews and monitors our ESG sustainability and corporate governance trends, and conducts ESG shareholder outreach.

The Nominating and Corporate Governance Committee may delegate its duties and responsibilities to one or more subcommittees, consisting only of independent directors, as it determines appropriate.

The Nominating and Corporate Governance Committee is comprised of at least three directors and each director meets the Nasdaq independence requirements.

The Nominating and Corporate Governance Committee has the authority to retain counsel and other advisers as it determines necessary to fulfill its duties and responsibilities, including search firms to be used to identify director candidates. The Nominating and Corporate Governance Committee is responsible for setting the compensation and retention terms and overseeing the work of any director search firm, outside legal counsel or any other advisors.

12 Leslie’s, Inc.

CORPORATE GOVERNANCE

RISK OVERSIGHT

A core responsibility of the Board is to understand the principal risks associated with the Company’s business on an ongoing basis, and oversee the key risk decisions of management, which includes comprehending the appropriate balance between risks and rewards. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the Board are actively involved in risk oversight and both receive reports on our risk management activities from our executive management team on a regular basis. Members of both the Audit Committee and the Board also engage in periodic discussions with members of management as they deem appropriate to review and address the proper management of the Company’s risks. In addition, each committee of the Board considers risks associated with its respective area of responsibility.

COMMUNICATIONS WITH DIRECTORS

Shareholders may contact the Board by mailing correspondence “c/o Corporate Secretary” to the Company’s principal offices at 2005 East Indian School Road, Phoenix, Arizona 85016. Correspondence will be forwarded to the respective director, except that the Corporate Secretary reserves the right not to forward advertisements or solicitations, customer complaints, obscene or offensive items, communications unrelated to the Company’s affairs, business or governance, or otherwise inappropriate materials.

GOVERNANCE DOCUMENTS

The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each operate pursuant to written charters adopted by the Board. These charters, along with the Corporate Governance Guidelines and the Code of Ethics, are available at the Company’s website and in print to any shareholder who requests a copy. To access these documents from the Company’s website, go to ir.lesliespool.com and select “Governance Documents” from the “Governance” drop-down menu. Requests for a printed copy should be addressed to Corporate Secretary, Leslie’s, Inc., 2005 East Indian School Road, Phoenix, Arizona 85016.

Proxy Statement and Annual Meeting Report 2022	13

CORPORATE GOVERNANCE

POLICIES PROHIBITING HEDGING OR PLEDGING

The Board has adopted a policy prohibiting all executive officers and directors from engaging in any form of hedging transaction involving the securities of the Company. The policy addresses short sales and transactions involving publicly traded options and also prohibits such individuals from holding our securities in margin accounts and from pledging our securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our shareholders.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned by our non-employee directors for service as a member of the Board for the fiscal year ended October 2, 2021. Compensation payable to Mr. Ortega for service as a member of the Board during the fiscal year ended October 2, 2021 is reported in the “Compensation Discussion and Analysis - Summary Compensation Table”:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Yolanda Daniel	73,333	125,000	-	198,333

Jodeen Kozlak	72,784	125,000	-	197,784

Eric Kufel(3)	68,049	125,000	263,050	456,099

Matthew Lischick(4)(5)	60,833	125,000	-	185,833

Marc Magliacano(5)	68,750	125,000	-	193,750

Susan O’Farrell	77,917	125,000	-	202,917

James Ray, Jr.(6)	11,209	125,000	-	136,209

John Strain(7)	92,917	125,000	-	217,917

(1)

The amounts in this column reflect the cash fees for service on the Board effective with the closing of the Company’s IPO on November 2, 2020. Prior to the IPO, our non-employee directors (other than Mr. Strain) did not receive any cash fees for their service on the Board.

(2)

The amounts in this column reflect the aggregate grant date fair value of each RSU granted during the fiscal year, computed in accordance with Accounting Standards Codification 718. The valuation assumptions used in determining such amounts are described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2021. The grant date for the RSUs for all independent directors was November 2, 2020, with the exception of Mr. Ray which was August 13, 2021.

(3)

All Other Compensation includes (i) a lump-sum cash payment in the amount of $250,000 related to a succession agreement with the Company that became effective upon completion of our IPO and (ii) health insurance premiums as Mr. Kufel is eligible to participate in the health plans generally available to our executives (provided that he pays the same portion of the premiums and related deductibles and copays as required to be paid by our actively employed executives) until he obtains other employment.

(4)	Mr. Lischick resigned from the Board effective October 25, 2021.
(5)

The cash compensation payable to Mr. Lischick and Mr. Magliacano is paid directly to L Catterton and the equity compensation is held by each of them for the benefit of Bubbles Investor (as defined below).

(6)	Mr. Ray joined the Board effective August 13, 2021 and received a prorated portion of the annual director cash compensation.
(7)

Prior to our IPO, Mr. Strain received an annual cash retainer of $125,000 for his service on the board of managers of our then indirect parent entity and the boards of certain of our then indirect parent entity subsidiaries, including the Company. This compensation arrangement was terminated upon completion of our IPO, and a pro-rated portion is included in Fees Earned or Paid in Cash for the approximate 1-month period.

14 Leslie’s, Inc.

CORPORATE GOVERNANCE

Our non-employee directors are eligible to receive cash compensation for their service on our Board in the form of annual cash retainers. Our non-employee directors receive the following annual cash retainers for their service on our Board.

Position	Retainer ($)

Non-Executive Chairman	125,000

Board Member (other than the Non-Executive Chairman)	65,000
Audit Committee:
Chairperson	20,000

Committee Member	10,000
Compensation Committee:
Chairperson	15,000

Committee Member	10,000
Nominating and Corporate Governance Committee:
Chairperson	10,000

Committee Member	5,000

Effective October 25, 2021, the Board approved a lead independent director retainer of $25,000.

Equity Compensation. Upon initial election and re-election of our Board, our non-employee directors receive an award of restricted stock units, with the number of shares determined by dividing $125,000 by the closing price of our common stock on the date of the grant. All restricted stock units granted to our non-employee directors’ vests on the one year anniversary date from the grant date. Effective November 2, 2021, in the case of a grant made in connection with a director’s initial election to our Board, such dollar amount is pro-rated based on the number of days remaining in the 365-day period following the last annual meeting.

Expense Reimbursement. Our directors will be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws. Our Board may revise the compensation arrangements for our directors from time to time.

Share Ownership. Our Board believes that, in order to more closely align the interests of our non-employee directors with the long-term interests of the Company’s shareholders, all non-employee directors should maintain a minimum level of equity interests in the Company’s common stock. Such stock ownership guidelines are based on the value of common stock owned as a multiple of the non-employee director’s retainer. For a non-employee director, the stock ownership multiple is 5x their retainer. The guidelines will be reviewed annually and revised as appropriate to keep pace with competitive and good governance practices. For purposes of determining stock ownership levels, the following forms of equity interests in the Company are included: common stock of the Company; Company restricted stock or restricted stock units granted under the Company’s 2020 Omnibus Incentive Plan (or any predecessor or successor plan) which are to be settled in shares of common stock, except to the extent such restricted stock or restricted stock units are subject to vesting conditions other than conditions based solely on the passage of time and continued service. Under the guidelines, non-employee directors are required to hold 50% of the net shares resulting from stock option exercises or vesting of other stock-based awards until they reach the applicable level. In the case of time-vested restricted stock or restricted stock units in the categories above which are not yet fully vested, only a portion representing the net after-tax holdings at vesting will count as stock owned. For purposes of calculating these estimated net holdings, the tax withholding rate assumed to apply at vesting shall equal 40%. As of the Record Date, all non-employee directors were in compliance with the guidelines.

Proxy Statement and Annual Meeting Report 2022	15

Proposal 1: Election of Directors

Our Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) specifies that the Board consists of three classes of directors serving staggered three-year terms. There are three Class I directors whose term of office expires at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Based on the recommendation of the Nominating and Corporate Governance Committee, the Board nominated three Class I directors for election at the Annual Meeting to hold office until the 2025 annual meeting of our shareholders or until their successors have been elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal.

Each of the nominees has consented to serve as a director, if elected, and all of the nominees are currently directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by the Board, or alternatively, the Board may reduce the size of the Board.

Our Board recommends a vote “FOR” the election of each nominee.

16 Leslie’s, Inc.

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

For each of the three director nominees standing for election, as well as the six other directors with terms expiring at future annual meetings, the following describes certain biographical information and the specific experience, qualifications, attributes or skills that qualify them to serve as our directors and, as applicable, the Board committees on which they serve.

NOMINEES FOR ELECTION TO A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Skills and Experience

• Strategic Management • Supply Chain • Finance/Accounting • Governance/Risk Management	• Senior Leadership • ESG • Public Company Experience

Other Public Company Boards	Committees
None	• Audit • Nominating and Corporate Governance

Background

Ms. Daniel joined the Board in October 2020. Ms. Daniel currently serves as Vice President, Finance of the Federal Reserve Bank of Chicago where since 2017 she has been responsible for finance, financial analytics, procurement and supplier diversity. Ms. Daniel brings 30 years of finance, accounting and audit experience and executive leadership in the global and domestic distribution, financial services, and healthcare industries. Ms. Daniel previously served as CFO for mission-based organizations from 2015 to 2017, which included her tenures at IFF, a community development financial institution and real estate developer, where she led the finance and investor relations functions, as well as tenure at the American Board of Medical Specialties. In the preceding 15 years, Ms. Daniel held senior financial executive roles in industry which included a seven year tenure at W. W. Grainger, Inc. as Global Chief Audit Executive, CFO and Board Director for Grainger Canada, a division of W.W. Grainger, Inc., and Vice President for finance transformation and, U.S. financial services, where she led the company’s U.S. payment operations. Ms. Daniel also held roles of increasing responsibility at CVS Health (formerly Caremark), where, as Vice President, internal audit services she was responsible for attestation and consultation activities during a highly acquisitive and extensive growth period for the company. Ms. Daniel began her finance career in public accounting in 1990 with Banks, Finley, White & Company leaving in 1994 to assume progressive roles in finance leadership with private equity and small businesses. Ms. Daniel earned a MBA from Kellogg School of Management at Northwestern University, B.S. in accounting from the University of Alabama at Birmingham, and is a marketing alumna from Jackson State University. Ms. Daniel is actively engaged in non-profit leadership, is an Aspen Institute 2017 Finance Leaders Fellow, and a member of the Aspen Global Leadership Network. Ms. Daniel was selected to serve on our Board because of her significant experience in finance and accounting, as well as her audit leadership for global and US-based operations across the distribution, financial services, and healthcare industries.

Proxy Statement and Annual Meeting Report 2022	17

PROPOSAL 1: ELECTION OF DIRECTORS

Skills and Experience

• Retail/Merchandising • Strategic Management • Brand and Consumer Marketing • Digital Commerce and Marketing • Human Capital Management	• Finance/Accounting • Governance/Risk Management • Senior Leadership • Public Company Experience

Other Public Company Boards	Committees
None	None

Background

Mr. Egeck is our Chief Executive Officer and a member of our Board. Mr. Egeck joined in such capacities in February 2020. Previously, Mr. Egeck served as the Chief Executive Officer of PSEB Group, a $1.5 billion operating company composed of the Eddie Bauer outdoor brand and teen retailer PACSUN. Mr. Egeck has more than three decades of experience and a proven track record of driving transformational growth for a variety of brands and business models including: Chief Executive Officer of Eddie Bauer (from 2012 to 2020); Chief Executive Officer of Hurley International, a division of Nike, Inc. (from 2011 to 2012); President of True Religion Apparel, Inc. (from 2010 to 2011); President of VF Corp’s Contemporary Brand Coalition (from 2007 to 2009); Chief Executive Officer of Seven For All Mankind, prior to its acquisition by VF Corp. (from 2006 to 2007); President of VF Corp’s Outdoor and Action Sports Coalition (from 2004 to 2006); and President of The North Face, a division of VF Corp (from 2000 to 2004). Previously, Mr. Egeck held senior leadership positions at Columbia Sportswear and Seattle Pacific Industries. Mr. Egeck has a B.A. in Economics from the University of Washington and an M.B.A. from the Michael G. Foster School of Business at the University of Washington. Mr. Egeck was selected to serve on our Board because of his experience and knowledge of the consumer industry, including as our Chief Executive Officer.

Skills and Experience

• Retail/Merchandising • Strategic Management • Supply Chain • Brand and Consumer Marketing • Digital Commerce and Marketing	• Human Capital Management • Governance/Risk Management • Senior Leadership • Public Company Experience

Other Public Company Boards	Committees
None	None

Background

Mr. Kufel joined the Board in January 2018 and served as our Executive Chairman from January 2019 through September 2019. Mr. Kufel is the current Chief Executive Officer of West Marine, Inc., a retailer of boating and fishing supplies, and has held such role since August 2021. Previously, Mr. Kufel served as Chairman of CorePower Yoga from 2016 to 2020 and as its Chief Executive Officer from 2016 to 2019. From 2015 to 2016, Mr. Kufel was an Operating Partner at L Catterton and served on the board of Ferrara Candy Company. Mr. Kufel also served as a Director and the Chief Executive Officer of Van’s Foods from 2009 to 2014 and Inventure Foods, Inc. from 1997 to 2008. Mr. Kufel has a Bachelor of Business Administration Degree from Gonzaga University and a master’s degree from the Thunderbird School of Global Management. Mr. Kufel was selected to serve as a director due to his extensive experience in leadership roles in the consumer industry.

18 Leslie’s, Inc.

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING OF SHAREHOLDERS

Skills and Experience

• Retail/Merchandising • Strategic Management • Supply Chain • Human Capital Management • Governance/Risk Management	• Senior Leadership • ESG • Public Company Experience

Other Public Company Boards	Committees

• C.H. Robinson Worldwide Inc. (Nasdaq: CHRW) • MGIC Investment Corporation (NYSE: MTG) • KB Home (NYSE: KBH)	• Compensation • Nominating and Corporate Governance (Chair)

Background

Ms. Kozlak joined the Board in October 2020. Ms. Kozlak is the founder of Kozlak Capital Partners, LLC, a private consulting firm, and has served as its CEO since 2017. Ms. Kozlak previously served as the Global Senior Vice President of Human Resources of Alibaba Group, a multinational conglomerate (2016-2017). Ms. Kozlak also previously served as the Executive Vice President and Chief Human Resources Officer of Target Corporation, one of the largest retailers in the U.S. (2007-2016), and held other senior leadership roles in her 15-year career there. Prior to joining Target Corporation, Ms. Kozlak was a partner in a private law practice and began her career at Arthur Andersen & Co. Ms. Kozlak also serves on the board of directors of C.H. Robinson Worldwide Inc. (Nasdaq: CHRW), MGIC Investment Corporation (NYSE: MTG) and KB Home (NYSE: KBH). Ms. Kozlak brings to the Board significant executive management and public board experience. Ms. Kozlak also has developed significant knowledge and expertise in the area of human capital development and she has a deep understanding of executive compensation within a public company.

Skills and Experience

• Strategic Management • Supply Chain • Human Capital Management • Finance/Accounting • Governance/Risk Management	• Senior Leadership • ESG • Public Company Experience

Other Public Company Boards	Committees
• Commercial Vehicle Group, Inc. (NASDAQ: CVGI) • R.R. Donnelley & Sons Company (NYSE: RRD)	• Compensation • Nominating and Corporate Governance

Background

Mr. Ray joined the Board in August 2021. Mr. Ray served from 2013 to 2020 in various leadership capacities at Stanley Black & Decker, Inc, a global industrial and consumer products company, most recently as President of STANLEY Engineered Fastening from 2019 to 2020. He previously served from 2009 to 2013 as Senior Vice President and General Manager of TE Connectivity Inc. (f/k/a Tyco Electronics) where he was responsible for its North and South American Automotive connectivity business. From 1993 to 2009 Mr. Ray served in numerous engineering and operational leadership roles at General Motors Company, where he began his career, and at Delphi Corporation following its spin-off from GM. He currently serves on the board of directors of Commercial Vehicle Group, Inc. (NASDAQ: CVGI) and R.R. Donnelley & Sons Company (NYSE: RRD). Mr. Ray was selected to serve as a director because he brings to the Board significant executive management and public board experience.

Proxy Statement and Annual Meeting Report 2022	19

PROPOSAL 1: ELECTION OF DIRECTORS

Skills and Experience

• Retail/Merchandising • Strategic Management • Digital Commerce and Marketing • Human Capital Management • Information Technology and Security	• Finance/Accounting • Governance/Risk Management • Senior Leadership • Public Company Experience

Other Public Company Boards	Committees
None	• Audit • Compensation (Chair)

Background

Mr. Strain joined the Board in August 2018. Mr. Strain currently serves as the Head of e-Commerce and Technology at Gap, Inc., an American worldwide clothing and accessories retailer founded in 1969. Mr. Strain has responsibilities for technology, product management, data and analytics, and loyalty and payments. Mr. Strain also oversees the digital business including e-commerce strategy and operations and digital and direct marketing. With almost 30 years in the retail technology and e-commerce space, Mr. Strain brings a consumer-centric mindset to a delivery orientation that has resulted in a track record of successful digital transformations. Prior to joining Gap Inc., Mr. Strain was the General Manager of the Retail and Consumer Goods Industry for Salesforce. Mr. Strain also spent 11 years at Williams-Sonoma Inc. as the Chief Digital and Technology Officer, where he was responsible for technology, product management, and digital marketing. Mr. Strain also spent 14 years as a management consultant. Mr. Strain received a B.S. in Finance from Santa Clara University where he was a member of the Retail Management Institute. Mr. Strain was selected to serve as a director due to his experience in various positions with consumer-facing companies.

20 Leslie’s, Inc.

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Skills and Experience

• Retail/Merchandising • Strategic Management • Brand and Consumer Marketing • Digital Commerce and Marketing • Human Capital Management	• Finance/Accounting • Governance/Risk Management • Senior Leadership • Public Company Experience

Other Public Company Boards	Committees
• OneSpaWorld Holdings Ltd. (NASDAQ: OSW)	None

Background

Mr. Magliacano joined the Board in February 2017. Mr. Magliacano currently serves as a Managing Partner for L Catterton’s Flagship Buyout Fund. L Catterton is the world’s largest consumer-focused private equity firm, with approximately $20 billion of equity capital across seven fund strategies in 17 offices globally. Mr. Magliacano has been a senior investment professional at L Catterton since May 2006. Prior to joining L Catterton, from 1999 to 2006, Mr. Magliacano was a Principal at North Castle Partners, a private equity firm focused on making consumer growth investments that benefit from healthy living and aging trends. While at North Castle, Mr. Magliacano originated and executed investments in the consumer health and wellness sectors. Prior to joining North Castle, Mr. Magliacano worked at NMS Capital, the merchant bank of NationsBanc Montgomery Securities, making growth investments in early stage consumer and retail businesses. Mr. Magliacano has served on the boards of directors of a variety of private and public companies, including Restoration Hardware. Mr. Magliacano received a BS in Economics from the University of Pennsylvania’s Wharton School of Business with dual degrees in Finance and Operations and Information Management and received an MBA from Columbia Business School. He currently serves on the board of directors of OneSpaWorld Holdings Ltd. (NASDAQ: OSW). Mr. Magliacano was selected to serve as a director due to his prior experience on a variety of private and public company boards.

Proxy Statement and Annual Meeting Report 2022	21

PROPOSAL 1: ELECTION OF DIRECTORS

Skills and Experience

• Retail/Merchandising • Strategic Management • Supply Chain • Human Capital Management • Information Technology and Security	• Finance/Accounting • Governance/Risk Management • Senior Leadership • Public Company Experience

Other Public Company Boards	Committees
None	• Audit (Chair)

Background

Ms. O’Farrell joined the Board in October 2020. Previously, Ms. O’Farrell served as Chief Financial Officer, Senior Vice President, Principal Accounting Officer and Treasurer at BlueLinx Holdings Inc., a wholesale distributor of building and industrial products, from 2014 to 2020. Ms. O’Farrell has been a senior financial executive holding several roles with The Home Depot, a home improvement retailer, from 1999 to 2014. As the Vice President of Finance at The Home Depot, Ms. O’Farrell led teams supporting the retail organization. In her final role with The Home Depot, Ms. O’Farrell was responsible for the finance function for The Home Depot’s At Home Services Group. Ms. O’Farrell began her career with Andersen Consulting, LLP, leaving as an Associate Partner in 1996 for a strategic information systems role with AGL Resources. Ms. O’Farrell served as a Director of BlueLinx Corporation, a subsidiary of BlueLinx Holdings. Ms. O’Farrell has a B.S. in business administration from Auburn University. Ms. O’Farrell was selected to serve as a director due to her extensive leadership experience in the retail and distribution industry, her broad business background, financial expertise as well as her experience as the Chief Financial Officer of a publicly listed company.

Skills and Experience

• Retail/Merchandising • Strategic Management • Supply Chain • Human Capital Management • Finance/Accounting	• Governance/Risk Management • Senior Leadership • Public Company Experience

Other Public Company Boards	Committees
None	None

Background

Mr. Ortega’s prior roles at the Company include Chief Executive Officer and President from 2017 to 2020, President and Chief Operating Officer from 2015 to 2017, Chief Financial Officer and Chief Operating Officer from 2014 to 2015, and EVP and Chief Financial Officer from 2005 to 2014. Prior to joining the Leslie’s organization, Mr. Ortega served as Executive Vice President and Chief Financial Officer for BI-LO, LLC from 1999 to 2005. At that time, BI-LO, LLC, was a $4.8 billion leading multi-branded regional supermarket chain in the southeast United States, which operated 423 stores in six states. Mr. Ortega’s responsibilities at BI-LO, LLC included the leadership and oversight of the Finance, Treasury, Accounting, Real Estate, Construction, Information Technology, Risk Management, and Internal Audit functions. Mr. Ortega also held the position of President of Golden Gallon Convenience Stores, a wholly-owned subsidiary of BI-LO, LLC, based in Tennessee. Prior to joining BI-LO, LLC, Mr. Ortega was with American Stores Company, holding various positions within their supermarket and drug store subsidiaries, including Vice President, Finance and Administration and Vice President, Logistics. Mr. Ortega also serves on the board of directors of James Avery Artisan Jewelry. Mr. Ortega has a B.S. in Accounting from the University of Arizona. Mr. Ortega was selected to serve on our Board because of his experience and knowledge of the consumer industry, including as our former Chief Executive Officer and Chief Operating Officer.

22 Leslie’s, Inc.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP (“E&Y”) has served as the Company’s independent registered public accounting firm since 2000. Representatives of E&Y are expected to be present at the Annual Meeting online and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions from shareholders.

We are asking shareholders to ratify the Audit Committee’s selection of E&Y as our independent registered public accounting firm for the fiscal year ending October 1, 2022. While such ratification is not required, the Board is submitting the selection of E&Y to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the selection of E&Y as our independent registered public accounting firm for the fiscal year ending October 1, 2022, our Audit Committee may reconsider the selection of E&Y as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Our Board recommends a vote “FOR” the ratification of the selection by the Audit Committee of E&Y as our independent registered public accounting firm.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a summary of fees paid or to be paid to E&Y for services rendered over the prior two fiscal years. All such services were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policy” described below.

	For the Year Ended October 2, 2021	For the Year Ended October 3, 2020

Audit Fees(1)	$1,359,000	$1,835,000

Tax Fees	-	-

All Other Fees(2)	2,000	-

Total	$1,361,000	$1,835,000

(1)

Audit fees consist of fees associated with (i) the audits of our consolidated financial statements, (ii) reviews of our interim quarterly consolidated financial statements and (iii) assistance with SEC filings including consents and related services in connection with the Company’s initial public offering and subsequent offerings.

(2)	All other fees consist of license fees for Ernest & Young’s accounting research software.

PRE-APPROVAL POLICY

The Audit Committee has adopted policies and procedures with respect to the pre-approval of all audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee undertakes a review of such policies at least quarterly, and if necessary, modifies such pre-approval procedures and policies. The Audit Committee may delegate its pre-approval responsibilities to one or more subcommittees as the Audit Committee may deem appropriate, provided that any pre-approval of services by such subcommittees pursuant to this delegated authority must be presented to the full Audit Committee at its next scheduled meeting.

Proxy Statement and Annual Meeting Report 2022	23

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

Susan O’Farrell (Chair)

Yolanda Daniel

John Strain

*

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

24 Leslie’s, Inc.

Proposal 3: Non-Binding, Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “say-on-pay” vote).

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to provide an attractive, flexible and market-based compensation program tied to company and individual performance and aligned with the interests of our shareholders. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation program, including information about the compensation of our named executive officers.

We are asking shareholders to vote “For” the following resolution:

“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion disclosed in this Proxy Statement.”

This resolution will not be binding on our Board or the Compensation Committee. However, our Board and the Compensation Committee will review and consider the results of this Proposal 3 when making future compensation decisions for our named executive officers. If shareholders approve the “1 Year” option as the frequency of future say-on-pay votes under Proposal 4, we expect that we will conduct our next say-on-pay vote at the 2023 annual meeting of shareholders.

Our Board recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

Proxy Statement and Annual Meeting Report 2022	25

Information about Our Executive Officers

Name	Age	Title

Steven L. Ortega	60	Chairman and Former Chief Executive Officer

Michael R. Egeck	63	Chief Executive Officer

Steven M. Weddell	47	Executive Vice President and Chief Financial Officer

Paula F. Baker	54	Chief Revenue Officer

Steve L. Ortega and Michael R. Egeck’s biographical information can be found with the other director biographies in the Director Nominees section.

Steven M. Weddell is our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Weddell joined the Company in such capacities in June 2015. Mr. Weddell served as a member of our Board from March 2016 to October 2020. Mr. Weddell worked at Goldman, Sachs & Co. from 2003 to 2015, in the Investment Banking Group, and served as a Managing Director in the Consumer Retail Group as well as the Merger Leadership Group. Mr. Weddell also served as a Manager in the Assurance Practice at Arthur Andersen LLP. Mr. Weddell earned his CPA license in California and previously held Series 7 and Series 24 licenses. Mr. Weddell has a B.S. in Accounting from the University of Southern California and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Paula F. Baker has been our Chief Revenue Officer since March 2020. Prior to that, Ms. Baker served as our Chief People and Performance Officer since November 2019. Before joining Leslie’s, Ms. Baker served 15 years with Best Buy. From June 2017 to March 2019, Ms. Baker served as the President of US Retail at Best Buy, where she led the organization responsible for over 1,000 stores and $35 billion in revenue. While at Best Buy, Ms. Baker served in a variety of retail and human resources leadership roles, including Chief Human Resources Officer in 2016 and Territory Vice President from 2012 to 2016. During her time at Best Buy, Ms. Baker was also a Territory Human Resources Director from 2010 to 2012 and served in District Manager and General Manager roles from 2004 to 2010. Before joining Best Buy in 2004, Ms. Baker worked at Books-A-Million, a large chain bookstore in the southeast, Golfsmith International, a retail golf superstore, and St. Andrews Golf Company, a premier golf club manufacturer and retailer, in retail leadership roles. Ms. Baker has a bachelor’s degree in accounting and finance from the University of Nevada—Las Vegas.

26 Leslie’s, Inc.

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (“CD&A”) we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies for fiscal year 2021 with respect to our named executive officers (“NEOs”), and the material factors that we considered in making those decisions.

EXECUTIVE COMPENSATION PHILOSOPHY

We believe our compensation philosophy and design are well aligned with the interest of our shareholders, as well as our performance culture, growth strategy, and desire to attract and retain high-quality executives. Our executive compensation philosophy is to provide an attractive, flexible and market-based compensation program tied to company and individual performance and aligned with the interests of our shareholders. In establishing compensation levels and designing the elements of our executive compensation program, we aim to set overall compensation levels that are both internally equitable and commensurate with the companies with which we compete for talent. The principal objectives of our executive compensation program are to attract and retain highly talented executives to serve in leadership positions and advance our long-term growth strategy. We motivate such executives to succeed by providing compensation that is based on both short- and long-term performance and align the interests of our officers with those of our shareholders by delivering a substantial portion of the officers’ compensation through incentives that drive long-term enterprise value creation. We regularly review our executive compensation program with the goal of motivating our executive team to achieve our strategic goals and aligning their interests with those of our shareholders.

The following features of our compensation program are designed to align the interests of our executive team with those of our shareholders and with market best practice:

What We Do	What We Don’t Do
✓ Grant compensation that is primarily at-risk and variable	✗ Allow hedging or pledging of Company stock

✓ Subject short-term incentive compensation to measurable and rigorous goals	✗ Reprice stock options

✓ Use an independent compensation consultant	✗ Provide excessive perquisites

✓ Cap incentive payments	✗ Provide supplemental executive retirement plans

✓ Structure compensation to avoid excessive risk taking	✗ Pay tax gross-ups on a change in control

✓ Provide competitive compensation that is compared against an industry peer group	✗ Provide “single trigger” change in control payments

✓ Have rigorous stock ownership guidelines	✗ Provide excessive severance benefits

✓ Have a robust recoupment policy

PROCESS FOR SETTING EXECUTIVE COMPENSATION

Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers during the first quarter of each fiscal year (with equity grants generally made during the first quarter or early in the second quarter). The CEO reviews the performance and compensation of our executive officers and makes recommendations as to their compensation to the Compensation Committee. In making its decisions regarding executive compensation, the Compensation Committee meets outside the presence of executive officers when making final decisions about each executive officer. The CEO is periodically present during portions of these deliberations that relate to the compensation for other executives, but does not participate in discussions regarding his own pay.

Proxy Statement and Annual Meeting Report 2022	27

COMPENSATION DISCUSSION AND ANALYSIS

During fiscal year 2021, we engaged FW Cook as a third-party consultant to provide services including review and analysis of our executive compensation levels and practices, executive officer and non-employee director equity ownership guidelines, peer group compensation, and long-term incentive plan design and equity grant practices. As part of this review process, the Board and the Compensation Committee applied its values, philosophy and understanding of market trends and practices, while considering the compensation levels needed to ensure that our executive compensation program remains competitive and aligned with the interests of our shareholders.

PEER GROUP

To assist the Compensation Committee in its review of executive compensation for fiscal year 2022, the Compensation Committee developed, with FW Cook, a peer group of similarly-situated companies to use for compensation comparison purposes. The peer group used to inform compensation decisions for fiscal year 2022 was comprised of:

Boot Barn Holdings, Inc.	Johnson Outdoors Inc.	Terminix Global Holdings, Inc.
Callaway Golf Company	MarineMax, Inc.	The Container Store Group, Inc.
Crocs, Inc.	Monro, Inc.	Trex Company, Inc.
Floor & Décor Holdings, Inc.	National Vision Holdings, Inc.	YETI Holdings, Inc.
Haverty Furniture Companies, Inc.	Ollie’s Bargain Outlet Holdings, Inc.

ELEMENTS OF COMPENSATION

The compensation of our NEOs generally consists of base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards and other benefits, each as described below.

Base salary

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage our business and execute our business strategies. Base salaries for our NEOs are established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant. Base salaries for our NEOs in fiscal year 2021 and 2020 were as follows:

Name	FY2020	FY2021	% Increase

Steven L. Ortega	1,000,000	N/A	N/A

Michael R. Egeck	1,000,000	1,025,000	3%

Steven M. Weddell	450,000	570,000	27%

Paula F. Baker	300,000	400,000	33%

The base salary of our NEOs were established in their respective employment agreements and these salary levels were negotiated with each executive and set at levels intended to be market competitive. In connection with and effective upon the Company’s IPO, in October 2020, the employment agreements with Messrs. Egeck and Weddell were amended and restated as described in more detail below. Ms. Baker’s base salary increased in fiscal year 2021 due to her transition from Chief Performance Officer to serving as the Company’s Chief Revenue Officer. In addition, during fiscal year 2021, Mr. Ortega, transitioned to a non-employee director role. In connection with this change, Mr. Ortega’s base salary was terminated as provided for in his succession agreement described in more detail below.

Annual cash bonus opportunities

The target performance-based cash bonus opportunity for each of the NEOs is expressed as a percentage of his or her base salary and can be earned by meeting certain predetermined corporate performance objectives. Fiscal year 2021 annual cash bonuses for Mr. Egeck, Mr. Weddell and Ms. Baker were targeted at 100%, 100% and 50% of their base salaries, respectively. The target percentages are the same as they were for fiscal year 2020. Mr. Ortega was not eligible to receive an annual cash bonus for fiscal year 2021 due to his transition to a non-employee role.

28 Leslie’s, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

The Board set corporate performance objectives based on the achievement of an annual Adjusted EBITDA target, which the Board believed to best align the interest of the NEOs and our shareholders. Adjusted EBITDA of $195.0 million must be met to earn a target bonus payout. In order to achieve a maximum payout (150% of the target payout), Adjusted EBITDA must exceed $204.8 million. Based on actual fiscal year 2021 Adjusted EBITDA performance of $270.6 million, the annual cash bonus earned by each named executive officer for fiscal year 2021 (other than Mr. Ortega) was equal to 150% of his or her target amount, as reflected in the “Grants of Plan-Based Awards Table” below. These amounts were paid out in December 2021.

One-time IPO bonuses

Pursuant to Messrs. Egeck’s and Weddell’s amended and restated employment agreements that were effective upon the consummation of the IPO, each executive was entitled to receive a one-time IPO bonus of $550,000, which bonus was paid during fiscal year 2021.

Long term equity incentives

Our equity-based incentive awards are designed to align our interests and the interests of our shareholders with those of our employees, including our NEOs.

Prior to the IPO, none of our NEOs held any direct equity interests in our Company. Certain of our employees, including each of our NEOs, were granted long-term equity incentive awards, in the form of equity interests of our then parent company, designed to incentivize them to remain in our service and drive performance. These long-term equity incentive awards were granted to our NEOs in the form of profits interest units (collectively, the “incentive units”), which were intended to be treated as “profits interests” for U.S. federal income tax purposes. The incentive units allowed our NEOs to share in distributions made by our then parent company in certain circumstances. The specific sizes of the incentive unit grants made to our NEOs were determined in light of the NEOs’ position and level of responsibilities with us and our then parent company’s overall management equity compensation philosophy.

The unvested portion of the long-term incentive units were cancelled in connection with the consummation of our IPO and converted into awards of restricted stock units as described below in more detail.

Restricted stock units and stock options

In connection with the IPO, during fiscal year 2021, we granted stock options under our 2020 Omnibus Incentive Plan, including to our NEOs and certain of our directors, to provide additional retention and performance incentives to these individuals. As noted above, restricted stock units granted in fiscal 2021 were issued in connection with the conversion of outstanding pre-IPO incentive units; these were considered converted and not newly issued, and, consistent with SEC rules, no value with respect to these converted awards are included in the Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2021 below.

Restricted stock units

With respect to our NEOs, certain of these restricted stock units will vest based on time only, in accordance with the relevant vesting schedules of the predecessor forfeited unvested incentive units, and some of these restricted stock units were eligible to vest based on performance. The restricted stock units issued in respect of the unvested performance-vesting incentive units held by each of Messrs. Ortega and Egeck vested in May 2021 based on the achievement of volume weighted average price (“VWAP”) targets established by our Compensation Committee for each such NEO, with such VWAP measured over rolling 20-day trading periods, with the first such rolling 20-day trading period commencing on the six-month anniversary of the consummation of the IPO. See “Option Exercises and Stock Vested Table in Fiscal Year 2021” below for vesting related to Messrs. Ortega, Egeck, Weddell, and Ms. Baker.

Name	Restricted Stock Units

Steven L. Ortega	582,632

Michael R. Egeck	2,535,064

Steven M. Weddell	234,587

Paula F. Baker	282,022

Proxy Statement and Annual Meeting Report 2022	29

COMPENSATION DISCUSSION AND ANALYSIS

Stock options

With respect to our NEOs, time-vesting stock options will vest over a four-year period following the consummation of our IPO, and the performance-vesting stock options will vest 50% on the Company’s achievement of the net income target for fiscal year 2021 and 50% on the Company’s achievement of the net income target for fiscal year 2022. Our NEOs received the following stock options exercisable at a price of $17.00 per share in connection with the consummation of the IPO. For each NEO, 2/3 of the granted stock options are subject to time-vesting only and 1/3 of the granted stock options are subject to performance-vesting only. In December 2021, the Compensation Committee determined that the Company’s net income for fiscal year 2021 was $126.6 million. This exceeded the net income target of $86.8 million, accordingly all performance-vesting options subject to the Company’s fiscal year 2021 performance became earned in fiscal year 2022.

Name	Stock Options(1)

Steven L. Ortega	147,060

Michael R. Egeck	1,176,472

Steven M. Weddell	735,295

Paula F. Baker	117,648

(1)

Although the performance-vesting options were approved in fiscal year 2021, the fiscal year 2022 net income target was not established until after the end of fiscal year 2021. Therefore, the portion of the awards attributable to the fiscal year 2022 net income target was not considered granted for accounting purposes until fiscal year 2022 and is not included in the option award values disclosed in the Summary Compensation Table and Grants of Plan-Based Awards table below.

Other benefits

We currently provide broad-based welfare benefits to our NEOs that are available to all of our employees, including health, dental, life, vision and disability insurance.

In addition, we maintain, and certain of the NEOs participate in, a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis and under which we are permitted to make discretionary employer contributions. Employees’ pre-tax contributions are allocated to their respective individual accounts and are then invested in selected investment alternatives according to their directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code. We currently match participant contributions to the 401(k) plan up to 4% of eligible earnings, up to IRS limits.

We do not maintain any defined benefit pension plans or non-qualified deferred compensation plans.

Post-employment compensation arrangements

The NEOs (other than Mr. Ortega) are entitled to certain severance benefits, the terms of which are described below under “—Potential Payments upon Termination or Change in Control.” The severance benefits are an essential element of the overall executive compensation package, and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the shareholders.

OTHER MATTERS

Risk assessment

Our Board does not believe that our executive and non-executive compensation programs encourage excessive or unnecessary risk taking, and any risk inherent in our compensation programs is unlikely to have a material adverse effect on us.

Say-on-pay

Our executive compensation has not historically been the subject of an advisory vote of shareholders. As a public company, to the extent applicable, our Compensation Committee will consider the results of advisory votes and the views expressed by our shareholders.

30 Leslie’s, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Clawback/Forfeiture

Our Board has adopted a clawback policy which provides for the recoupment of certain cash or equity-based compensation in the event the Company is required to restate its financial statements due to the Company’s material noncompliance with any financial reporting requirements under the securities laws. The Board may require reimbursement or forfeiture of all or a portion of the incentive compensation received by any current or former executive officer (including NEOs) or other designated officer (as covered by the policy).

Share ownership guidelines

Our Board believes that, in order to more closely align the interests of our NEOs and other designated officers with the long-term interests of the Company’s shareholders, all NEOs and other designated officers should maintain a minimum level of equity interests in the Company’s common stock. Such stock ownership guidelines are based on the value of common stock owned as a multiple of base salary. The guidelines will be reviewed annually and revised as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer’s position, as set forth below:

Position	Stock Ownership Multiple

Chief Executive Officer	6x base salary

Chief Financial Officer & Chief Operating Officer (if any)	3x base salary

Other Designated Officers	2x base salary

For purposes of determining stock ownership levels, the following forms of equity interests in the Company are included: common stock of the Company; Company restricted stock units granted under the Company’s 2020 Omnibus Incentive Plan (or any predecessor or successor plan) which are to be settled in shares of common stock, except to the extent such restricted stock or restricted stock units are subject to vesting conditions other than conditions based solely on the passage of time and continued service; and common stock of the Company held for the individuals account in the 401(k) Plan. Unearned performance-based restricted stock units, and shares underlying unexercised stock options (whether vested or unvested, whether time- or performance-based and whether in-the-money or not) do not count as stock owned for purposes of the guidelines. Under the guidelines, NEOs and other designated officers are required to hold 50% of the net shares resulting from stock option exercises or vesting of other stock-based awards until they reach the applicable level. In the case of time-vested restricted stock units in the categories above which are not yet fully vested, only a portion representing the net after-tax holdings at vesting will count as stock owned. For purposes of calculating these estimated net holdings, the tax withholding rate assumed to apply at vesting shall equal 40%.

As of the Record Date, all NEOs were in compliance with the guidelines.

Prohibition on hedging or pledging

Prior to the IPO, our executive officers and directors were not subject to a policy prohibiting them from engaging in hedging or pledging transactions. In connection with the IPO, the Board adopted a policy prohibiting all executive officers and directors from engaging in any form of hedging transaction involving the securities of the Company. The policy addresses short sales and transactions involving publicly traded options and also prohibits such individuals from holding our securities in margin accounts and from pledging our securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our shareholders.

Tax deductibility

In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee has taken into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation paid to covered employees to $1 million annually. Notwithstanding Section 162(m), the Compensation Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.

Proxy Statement and Annual Meeting Report 2022	31

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT*

Our Compensation Committee oversees our compensation program on behalf of our Board of Directors. In fulfilling its oversight responsibilities, our Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” included in this proxy statement. In reliance on the review and discussion referred to above, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our proxy statement.

Submitted by:

Compensation Committee of the Board of Directors

John Strain (Chair)

Jodeen Kozlak

James Ray, Jr.

*

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

32 Leslie’s, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

SUMMARY COMPENSATION TABLE

The following table presents information regarding the compensation of our NEOs for services rendered during the fiscal years 2021 and 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Options ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
Steven L. Ortega(2)	2021	82,387		-		600,495	(3)	-	3,306,470	3,989,352

Former Chief Executive Officer and current Chairman	2020	1,000,000		-		-		700,000	71,664	1,771,664
Michael R. Egeck	2021	1,023,077	(4)	550,000	(5)	4,803,926	(3)	1,534,512	-	7,911,515

Chief Executive Officer	2020	654,987	(4)	-		7,179,102	(6)	1,460,916	95,100	9,390,105
Steven M. Weddell	2021	560,769	(7)	550,000	(5)	3,002,451	(3)	840,165	5,700	4,959,085

Executive Vice President and Chief Financial Officer	2020	450,000		-		-		900,000	39,694	1,389,694 -
Paula F. Baker(8)	2021	400,000		-		480,396	(3)	300,000	5,700	1,186,096

Chief Revenue Officer	2020	327,224		75,000	(9)	633,750	(6)	327,224	127,342	1,490,540

(1)	The amounts in this column are detailed in the table immediately below.
(2)

Mr. Ortega served as our Chief Executive Officer from October 1, 2019 to February 3, 2020 and served as our Executive Chairman from October 1, 2019 to October 28, 2020. Since October 29, 2020, he has served as our non-executive Chairman of the Board. Accordingly, his compensation as reported in this table represents his compensation for both roles in each respective period.

(3)

Represents the aggregate fair value of the stock options that were granted to each of our NEOs during fiscal year 2021. As noted above, these figures do not include the fair value attributable to the fiscal year 2022 portion of the performance-vesting options awards, which were not deemed granted for accounting purposes until fiscal 2022. See “Grants of Plan-Based Awards in Fiscal Year 2021” below for more detail.

(4)

Mr. Egeck joined us in February 2020 as Chief Executive Officer. Mr. Egeck received a prorated base salary of $654,987 for fiscal year 2020. Mr. Egeck also received a prorated base salary of $1,023,077 due to the increase in his base salary from $1,000,000 to $1,025,000 during fiscal year 2021.

(5)

Pursuant to Messrs. Egeck and Weddell’s amended and restated employment agreements, each executive received a one-time cash bonus of $550,000 during fiscal year 2021 in connection with the Company’s IPO.

(6)

During fiscal year 2020, Mr. Egeck and Ms. Baker received an award of profits interest units in our then parent company, and the amount reflects the aggregate grant date fair value of these profits interest units. The unvested profits interest units upon IPO were then converted into restricted stock units.

(7)

Mr. Weddell received a prorated base salary of $560,769 as result of entering into an amended and restated employment agreement which increased this base salary from $450,000 to $570,000 during fiscal year 2021.

(8)

Ms. Baker joined us in November 2019 as our Chief Performance Officer and transitioned to the role of Chief Revenue Officer in March 2020. Ms. Baker received a prorated base salary of $327,224 for fiscal year 2020.

(9)	Ms. Baker received a sign-on bonus of $75,000 in connection with commencement of her employment for fiscal year 2020.

Name	Year	Company Contribution to 401(K) Plan ($)(a)	Personal Use of Company Plane ($)(b)		Gross-Up on Company Plane Use ($)(b)		Relocation Services ($)(c)	Cash Allowance ($)(d)		Gross-Up on Cash Allowance ($)(e)		Reimbursement of Legal Expenses ($)(f)	Succession Agreement ($)(g)	Fees Earned or Paid in Cash for Board Services(h)	Total ($)

Steven L. Ortega	2021	-	12,180		10,330		-	32,673		25,516		-	2,986,187	239,584	3,306,470

	2020	5,600	8,990	(i)	1,662	(i)	-	31,114		24,298	(i)	-	-	-	71,664

Michael R. Egeck	2021	-	-		-		-	-		-		-	-	-	-

	2020	-	39,730	(i)	9,725	(i)	-	25,000		19,524	(i)	1,121	-	-	95,100

Steven M. Weddell	2021	5,700	-		-		-	-		-		-	-	-	5,700

	2020	5,600	-		-		-	19,144	(i)	14,950	(i)	-	-	-	39,694

Paula F. Baker	2021	5,700	-		-		-	--		-		-	-	-	5,700

	2020	-	-		-		127,342	-		-		-	-	-	127,342

(a)	The amounts in this column represent the Company’s matching 401(k) plan contributions.
(b)

The amounts in the “Personal Use of Company Plane” column represent the aggregate incremental cost to us for personal use of Company-owned aircraft in accordance with the terms of the Company’s corporate aircraft policy. During fiscal year 2020, Messrs. Ortega, Egeck and Weddell were permitted personal use of the Company-owned aircraft and were entitled to gross-ups on related imputed income up to, respectively, 20, 20 and 10 hours of actual flight time per year, respectively, which estimated gross-ups are reflected in the “Gross-Up on Company Plane Use” column. The Company-owned aircraft was sold in October 2020.

(c)	The amount in this column represents the aggregate amount of relocation benefits paid by the Company to Ms. Baker for fiscal year 2020.

Proxy Statement and Annual Meeting Report 2022	33

COMPENSATION DISCUSSION AND ANALYSIS

(d)

The amounts in this column represent the annual cash allowances related to employment that might be considered partially or wholly personal in nature. We eliminated these cash allowance arrangements in connection with our IPO.

(e)	The amounts in this column represent the estimated gross-ups to be paid by the Company on the cash allowances provided.
(f)	The amount in this column represents Company reimbursement for legal expenses paid by the Company in connection with the negotiation of Mr. Egeck’s employment agreement in fiscal year 2020.
(g)

The amounts in this column represent amounts paid to Mr. Ortega in connection with his succession agreement with the Company that became effective upon completion of our IPO on October 28, 2020. For complete terms of the succession agreement, please see the agreement filed with the SEC. Mr. Ortega’s succession agreement, in addition to other accrued benefits, he received a payment in the amount of $2.9 million, which constitutes his severance, and he is eligible to participate in the health plans generally available to our executives, provided that he pays the same portion of the premiums and related deductibles and copays as required to be paid by our actively employed executives.

(h)	The amount in this column represents the aggregate amount of fees earned and cash paid and fair value of stock awards granted to Mr. Ortega as Chairman of the Board for fiscal year 2021.
(i)	Amounts above differ from those previously reported due to an administrative error.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2021

The following table sets forth equity awards granted to our NEOs in fiscal year 2021. Under SEC rules, the values reported in the “Fair Value of Options” column reflect the grant date fair value of grants of stock awards determined under accounting standards, as discussed above.

		Estimated Future Payouts Under Non- Equity Incentive Plans(1)
Name	Grant Date	Target ($)	Maximum ($)	All Other Options: Number of Securities Underlying Options (#)(2)	Fair Value of Options ($)

Steven L. Ortega	N/A	-	-	-	-

	10/28/2020	-	-	122,550	600,495

Michael R. Egeck	N/A	1,025,000	1,537,500	-	-

	10/28/2020	-	-	980,393	4,803,926

Steven M. Weddell	N/A	570,000	855,000	-	-

	10/28/2020	-	-	612,745	3,002,451

Paula F. Baker	N/A	200,000	300,000	-	-

	10/28/2020	-	-	98,040	480,396

(2)

Represents target and maximum annual cash incentive award opportunities. The target amount is based upon achievement of the Adjusted EBITDA targets listed in “Annual Cash Bonus Opportunities” in the CD&A. The actual amounts earned by each NEO are set forth in the Summary Compensation Table.

(2)

Represents stock options granted that will vest and become exercisable as follows, (i) 2/3 of the options are subject to time vesting and will vest in equal 25% installments on each of the first four anniversaries of October 28, 2020, such that all of the time vesting options will be fully vested on October 28, 2024; and (ii) 1/3 of the options are subject to performance-vesting, whereby (a) 50% of the performance-vesting Options will vest if, and only if, we achieve the net income target established by the Board for fiscal year 2021 and (b) the remaining 50% of the performance-vesting options, which are not included in the table above because although approved during fiscal year 2021, the fiscal year 2022 net income target was not established until after the end of fiscal year 2021 and therefore the portion of the awards attributable to the fiscal year 2022 net income target were not considered granted for accounting purposes until fiscal year 2022. These options will vest if, and only if, we achieve the net income target established by the Board for fiscal year 2022. In December 2021, the Compensation Committee determined that the Company’s net income for fiscal year 2021 was $126.6 million. This exceeded the net income target of $86.8 million, accordingly all performance-vesting options subject to the Company’s fiscal year 2021 performance became earned in fiscal year 2022.

34 Leslie’s, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

EMPLOYMENT AGREEMENTS

The following is a summary of the material terms of our NEOs employment agreements. In connection with and effective upon the Company’s IPO, we amended and restated all of these employment agreements, as further described below.

Previous to the amended and restated employment agreements below, Mr. Egeck’s employment agreement provided for an indefinite term of employment, and the employment agreement for Mr. Weddell provided for an initial term of five years, with automatic one-year extensions beginning upon expiration of the initial term, which may be cancelled upon at least 90 days’ prior written notice from either the respective NEO or the Company. Under their respective employment agreements, Messrs. Egeck and Weddell were entitled to receive annual base salaries of $1,000,000 and $450,000, respectively, in each case, subject to annual review by our Board. Further, each of Messrs. Egeck and Weddell has the opportunity to earn an annual cash bonus targeted at 100% of his respective annual base salary. Each of Messrs. Egeck and Weddell was also entitled to an annual cash allowance for personal expenses and to participate in the Company’s employee and fringe benefit plans, as may be in effect from time to time, on the same basis as other employees of the Company generally.

Messrs. Egeck’s and Weddell’s employment agreements were amended and restated effective upon the IPO, resulting in the following changes to their agreements (i) annual base salaries of $1,025,000 and $570,000, respectively and (ii) removal of the cash allowances.

Also effective upon the IPO, Mr. Ortega’s employment agreement terminated and was replaced with a succession agreement with the Company detailing Mr. Ortega’s service in a non-employee role as our Chairman. Under Mr. Ortega’s succession agreement, in addition to other accrued benefits, Mr. Ortega received a payment in the amount of $2.9 million, in full settlement of any obligation to provide severance compensation, and he is eligible to participate in the health plans generally available to our executives, provided that he pays the same portion of the premiums and related deductibles and copays as required to be paid by our actively employed executives.

In addition, we are also party to an offer letter with Ms. Baker, which provides for employment at-will, an annual base salary of $300,000 (which was subsequently increased to $400,000), a target annual bonus equal to 50% of her annual base salary, eligibility for benefits provided to our executives and certain payments that have already been made and benefits that have already been provided (including reimbursement of her relocation costs, a signing bonus of $75,000 and an equity incentive grant).

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table summarizes equity awards held by our NEOs as of fiscal year 2021:

	Stock Options						RSUs
Name	Grant	Exercisable (#)	Unexercisable (#)	Unearned (#)	Option Exercise Price ($)	Option Expiration Date	Number of RSUs that have not vested (#)	Market Value of RSUs that have not vested ($)(1)

Steven L. Ortega(2)	10/28/2020	-	122,550	24,510	17.00	10/28/2030	7,353	151,398

Michael R. Egeck(3)	10/28/2020	-	980,393	196,079	17.00	10/28/2030	1,027,730	21,160,961

Steven M. Weddell(4)	10/28/2020	-	612,745	122,550	17.00	10/28/2030	-	-

Paula F. Baker(5)	10/28/2020	-	98,040	19,608	17.00	10/28/2030	211,517	4,355,135

(1)	Based on the closing price of our common stock on the NASDAQ as of October 2, 2021 of $20.59 per share.
(2)

Reflects 147,060 stock options, of which 24,510 become exercisable on October 28, 2021, 2022, 2023 and 2024, respectively. 49,020 of these stock options are subject to performance conditions of which 24,510 met the fiscal year 2021 performance condition during fiscal year 2021 and became earned but unexercisable and the remaining 24,510, subject to the fiscal year 2022 performance condition, remained unearned. Outstanding restricted stock units for Mr. Ortega represent Board member issued restricted stock units.

(3)

Reflects (i) 1,176,472 stock options, of which 196,078 become exercisable on October 28, 2021, 2022, 2023 and 2024, respectively, and 392,158 of these stock options are subject to performance conditions of which 196,079 met the fiscal year 2021 performance condition during fiscal year 2021 and became earned but unexercisable and the remaining 196,079, subject to the fiscal year 2022 performance condition, remained unearned and (ii) 1,027,730 restricted stock units which vest and become non-forfeitable in equal installments of 205,546 on February 4, 2022, August 4, 2022, February 4, 2023, August 4, 2023 and February 4, 2024, respectively.

(4)

Reflects 735,295 stock options, of which 122,549 become exercisable on October 28, 2021, 2022, 2023 and 2024, respectively, and 245,099 of these stock options are subject to performance conditions of which and 122,549 met the fiscal year 2021 performance condition during fiscal year 2021 and became earned but unexercisable and the remaining 122,550, subject to the fiscal year 2022 performance condition, remained unearned.

Proxy Statement and Annual Meeting Report 2022	35

COMPENSATION DISCUSSION AND ANALYSIS

(5)

Reflects (i) 117,648 stock options, of which 19,608 become exercisable on October 28, 2021, 2022, 2023 and 2024, respectively, and 39,216 of these stock options are subject to performance conditions of which 19,608 met the fiscal year 2021 performance condition during fiscal year 2021 and became unearned but unexercisable and the remaining 19,608, subject to the fiscal year 2022 performance condition, remained unearned (ii) 211,517 restricted stock units which vest and become non-forfeitable in equal installments of 70,506 on November 21, 2021, 2022, and 2023, respectively.

STOCK VESTED IN FISCAL YEAR 2021

The following table summarizes the number of RSUs that were acquired upon vesting and the value realized upon such vesting for each of the NEOs during fiscal year 2021:

	RSU Awards
Name	Number of RSUs Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Steven L. Ortega	582,632	15,538,117

Michael R. Egeck	1,507,334	41,640,785

Steven M. Weddell	234,587	5,972,585

Paula F. Baker	70,505	1,551,110

(1)	The value realized for restricted stock units is based on the closing price of our common stock on the day of the applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our NEOs is eligible to receive certain payments or benefits upon a termination of employment pursuant to their individual arrangements.

Under Mr. Egeck’s employment agreement, upon a termination by the Company without “cause” or by Mr. Egeck for “good reason” (each as defined in his employment agreement), Mr. Egeck will be entitled to severance pay equal to two times the sum of his base salary and target bonus, payable in equal monthly installments over the 24-month period following his termination. Under Mr. Weddell’s employment agreement, upon a termination by the Company without “cause” or by Mr. Weddell for “good reason” (each as defined in his employment agreement), Mr. Weddell is eligible to receive a severance payment equal to two times the sum of his base salary and target bonus, payable in a lump sum within 14 days after the date of termination (together with certain other payments), as well as reimbursement for his COBRA premiums for up to 18 months post-termination and up to 6 months of outplacement and transition services. Each of Messrs. Egeck and Weddell must execute a release of claims in favor of the Company as a condition to receipt of severance.

The employment agreement for each of Messrs. Egeck and Weddell contains restrictive covenants prohibiting him from: (i) competing against the Company for 24 months (36 months for Mr. Weddell) after termination of his employment, (ii) soliciting (or interfering with the Company’s relationships with) the Company’s employees, consumers or suppliers for 24 months (36 months for Mr. Weddell) after termination of his employment, and (iii) disclosing the Company’s proprietary information, developments and other intellectual property.

Ms. Baker participates in our 2019 Executive Severance Plan (the “ESP”), pursuant to which, upon a termination of her employment by the Company without “cause” (as defined in the ESP), she will receive 6 months of continued base salary payments, subject to her execution of a release of claims against the Company. Ms. Baker will also be subject to cooperation and non-disparagement covenants under the ESP.

As described above, under the Succession Agreement, in addition to other accrued benefits, Mr. Ortega received a payment in the amount of $2.9 million, in full settlement of any obligation to provide severance compensation.

36 Leslie’s, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth a summary of the payments and benefits that the NEOs would have been eligible to receive had they experienced a qualifying termination as of October 2, 2021 had a qualifying transaction occurred on October 2, 2021:

Name	Potential Payment on Change of Control ($)	Potential Payment on Voluntary Termination or Termination for Cause ($)	Potential Payment on Involuntary Termination (Without Cause) or Termination by Executive for Good Reason ($)

Michael R. Egeck

Cash Severance	-	-	4,100,000

COBRA Reimbursement	-	-	-

Total	-	-	4,100,000

Steven M. Weddell

Cash Severance	-	-	2,280,000

COBRA Reimbursement	-	-	42,779

Total	-	-	2,322,779

Paula F. Baker

Cash Severance	-	-	200,000

COBRA Reimbursement	-	-	-

Total	-	-	200,000

CEO PAY RATIO

Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for fiscal year 2021 was $7,911,515 and the median of the total compensation of all of our employees (excluding our CEO) for fiscal year 2021 was $33,514. Accordingly, we estimate the ratio of our CEO’s total compensation for fiscal year 2021 to the median of the total compensation of all of our employees (excluding our CEO) for fiscal year 2021 to be 236 to 1.

We selected October 2, 2021, our 2021 fiscal year end, as the date we would use to identify our median employee. To identify the median-compensated employee (excluding our CEO), we used the amount of the employee’s base compensation and cash bonuses. In making this determination, we annualized compensation for those full-time and part-time employees who did not work for the Company for the entire fiscal year and did not make any cost-of-living adjustments in identifying the median employee.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Proxy Statement and Annual Meeting Report 2022	37

Proposal 4: Non-Binding, Advisory Vote to Approve the Frequency of Future Non-Binding, Advisory Votes to Approve Named Executive Officer Compensation

The Dodd-Frank Act enables our shareholders to indicate how frequently we should seek a non-binding, advisory vote to approve the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “say-on-frequency” vote). By voting on this Proposal 4, shareholders may indicate, on a non-binding, advisory basis, whether the say-on-pay advisory vote should occur with a frequency of 1 year, 2 years or 3 years, or abstain on this matter.

Our Board has determined that an annual say-on-pay vote will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation matters.

This say-on-frequency vote is not binding on our Board. However, our Board has determined that if the frequency of “1 Year” option receives the highest number of votes pursuant to this Proposal 3, then it will adopt an annual frequency of future say-on-pay votes.

Our Board recommends a vote for a frequency of “ONE YEAR” for future non-binding, advisory votes to approve the compensation of our NEOs.

38 Leslie’s, Inc.

Certain Relationships and Related Party Transactions

POLICIES AND PROCEDURES FOR THE COMPANY’S RELATED PERSON TRANSACTIONS

Our Audit Committee charter provides that our Audit Committee must review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis, in accordance with Company policies and procedures.

Related person transaction policy

We have adopted a Related Party Transaction Policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Audit Committee or other independent body of our Board. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our audit and risk committee or other independent body of our Board for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee or other independent body of our Board is to consider the relevant facts of the transaction, including the risks, costs, and benefits to us and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this Proxy Statement, below we describe transactions since October 3, 2020 to which we were a party or will be a party, in which:

•	the amounts exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnification agreements

Our Certificate contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate and amended and restated bylaws provides our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Registration rights

Pursuant to the terms of a Registration Rights and Lock-up Agreement (“Registration Rights Agreement”), as amended, between us and certain holders of our common stock, including affiliates of L Catterton and Explorer Investment Pte. Ltd. (the “GIC Investor”), an affiliate of GIC, certain holders of our common stock are entitled to demand and piggyback registration rights. The shareholders who are a party to the Registration Rights Agreement hold an aggregate of approximately 16% of our issued and outstanding common stock as of January 18, 2022. We will be required to pay the registration expenses of L Catterton and the GIC Investor, other than any underwriting discounts and commissions applicable to the shares sold for each of their accounts and any transfer taxes payable by them on the sale of their shares pursuant to any such registration.

Proxy Statement and Annual Meeting Report 2022	39

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 25, 2021, the Company entered into the Third Amendment to its Registration Right Agreement, which provided for the termination of the Registration Rights Agreement for all stockholders to the Registration Rights Agreement (the “Released Holders”) with the exception of affiliates of L Catterton and the GIC Investor. As a result of such termination, the Released Holders will no longer have the right to participate in future offerings under the Registration Rights Agreement and have been released from all restrictions under the Registration Rights and Lock-Up Agreement, including any and all lock-up agreements.

Demand Registrations. Under the Registration Rights Agreement, L Catterton and the GIC Investor are able to require us to file a registration statement (a “Demand Registration”) under the Securities Act and we are required to notify holders of such securities in the event of such request (a “Demand Registration Request”). L Catterton and the GIC Investor may each issue up to two Demand Registration Requests for long-form underwritten registrations on Form S-1 and unlimited Demand Registration Requests for short-form underwritten registrations on Form S-3 and take down offerings off of a shelf registration statement. We are required to use our best efforts to effect such registration in accordance with the terms of the Demand Registration Request, subject to the Additional Lock-up and certain rights we have to delay or postpone such registration.

Piggyback Registrations. Under the Registration Rights Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a Demand Registration or pursuant to an employee benefit or dividend reinvestment plan) (a “piggyback registration”), we will be required to notify each eligible holder of its right to participate in such registration. We will use reasonable best efforts to cause all eligible securities requested to be included in the registration to be so included, subject to the Additional Lock-up. We have the right to withdraw or postpone a registration statement in which eligible holders have elected to exercise piggyback registration rights, and eligible holders are entitled to withdraw their registration requests prior to the execution of an underwriting agreement or custody agreement with respect to any such registration.

Additional Lock-up. Under the Registration Rights Agreement, eligible holders, including L Catterton and the GIC Investor, will be subject to lock-up provisions under which they will agree not to sell or otherwise transfer their shares for a period of 180 days following the date of the final prospectus for our IPO or 90 days following the date of the final prospectus for any other public offering.

Director designation agreement

In connection with our IPO, we entered into a Director Designation Agreement between us and Bubbles Investor Aggregator, L.P. (“Bubbles Investor”), an affiliate of L Catterton. Pursuant to the terms of this agreement, among other things, we are required to take all necessary and desirable actions (including calling meetings of our Board and shareholder meetings and recommending, supporting and soliciting proxies) such that, for so long as the specified conditions in the agreements are satisfied, Bubbles Investor or its affiliates (including L Catterton) will have the right, but not the obligation, to designate for nomination or appointment either one or two directors to our Board (with such number being determined in accordance with the agreement based on the satisfaction of Bubbles Investor beneficially owning at least 5% or at least 15% of our Common Shares respectively, among other certain conditions therein). The agreement stipulates that in the event of vacancy of any of the directors appointed pursuant to the Director Designation Agreement, Bubbles Investor will be entitled to designate an individual to fill such vacancies. Each of the directors appointed pursuant to the Director Designation Agreement may, but will not be required to, qualify as independent pursuant to the Nasdaq listing standards. Currently, one director, Mr. Magliacano, nominated pursuant to the Director Designation Agreement, serves on the Board.

Management services agreement

In February 2017, we entered into a management services agreement with our private equity sponsors in connection with our acquisition in February 2017. The management services agreement provides that we will pay an annual fee for them to provide management and advisory services to us and our affiliates, including general management consulting services, support and analysis with respect to financing alternatives and strategic planning functions. The management services agreement terminated in October 2020 in connection with the completion of our initial public offering. During fiscal 2021, we paid or accrued management fees in the amount of $0.4 million.

40 Leslie’s, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Director family relationship

Stephen Ortega, an employee of the Company, is the son of Steven L. Ortega, the Chairman of the Board. During fiscal 2021, Stephen Ortega earned approximately $130,000 in compensation. He was also granted a non-qualified stock option award with respect to 7,353 options, vesting over a four year period. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Consulting agreement

In November 2020, the Company entered into a consulting agreement with Vault Co. (“Vault”), an affiliate of L Catterton. Vault was previously engaged by the Company to provide certain services in connection with the management services agreement described immediately above, which engagement was terminated in connection with the termination of the management services agreement. The consulting agreement provided that the Company pay monthly fees in connection with procurement support at the Company and other related activities. During fiscal year 2021, the Company paid Vault $0.3 million. The consulting agreement terminated in April 2021.

Proxy Statement and Annual Meeting Report 2022	41

Beneficial Ownership of Securities

The following table sets forth information with respect to the beneficial ownership of our shares as of January 18, 2022 by:

•	each of our NEO’s;

•	each of our current directors;

•	all of our directors and executive officers as a group; and

•	each person or entity known by us to own beneficially more than 5% of our preferred stock and common stock (by number or by voting power).

Except as indicated in the footnotes below, we have determined beneficial ownership in accordance with the rules and regulations of the SEC, which generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole or shared voting and/or investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 182,539,417 shares of common stock outstanding as of January 18, 2022. Shares of common stock subject to restricted stock units that will vest within 60 days of January 18, 2022 or options that are exercisable or exercisable within 60 days of January 18, 2022 are considered outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals named below is Leslie’s, Inc., 2005 East Indian School Road, Phoenix, Arizona 85016.

Name and Address of Beneficial Owners	Number of Shares	Ownership Percentage (%)

Steven L. Ortega(1)	2,282,094	1.2%

Michael R. Egeck	2,306,338	1.3%

Steven M. Weddell	1,631,475	*	*

Paula F. Baker	235,736	*	*

Yolanda Daniel	9,560	*	*

Jodeen Kozlak	9,560	*	*

Marc Magliacano(2)	9,560	*	*

Eric Kufel	56,203	*	*

Susan O’Farrell	9,560	*	*

John Strain	60,002	*	*

James Ray, Jr.	-	*	*

All directors and officers as a group (11 individuals)	6,610,138	3.6%

Entities Affiliated with L Catterton(3)	18,137,316	9.9%

Explorer Investment Pte. Ltd.(4)	10,980,229	6.0%

**	Less than one percent.
(1)	Mr. Ortega’s number of common stock includes shares totaling 1,876,035 held by a family trust, of which Mr. Ortega is a trustee.

42 Leslie’s, Inc.

BENEFICIAL OWNERSHIP OF SECURITIES

(2)	Mr. Magliacano holds 9,560 shares of common stock for the benefit of Bubbles Investor. Mr. Magliacano has no voting or investment power over such shares.
(3)

Includes 18,120,403 shares of common stock held by Bubbles Investor, 7,353 shares of common stock held by Mr. Lischick, a former director, awarded to him as compensation for service on the Company’s Board, and 9,560 shares of common stock held by Mr. Magliacano, awarded to him as compensation for service on the Company’s Board, which 7,353 shares and 9,560 shares are held for the benefit of Bubbles Investor and Mr. Lischick and Mr. Magliacano have no voting or investment power over such shares. C8 Management, L.L.C. is the general partner of Bubbles Investor, and the management of C8 Management, L.L.C. is controlled by a managing board. J. Michael Chu and Scott A. Dahnke are the members of the managing board of C8 Management, L.L.C. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with Catterton Management Company, L.L.C., but each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the entities and individuals mentioned in this footnote is 599 West Putnam Avenue, Greenwich, Connecticut 06830.

(4)

The GIC Investor shares the power to vote and the power to dispose of these shares with GIC Special Investments Pte. Ltd. (“GIC SI”), and GIC, both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC and is the private equity investment arm of GIC. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address for the GIC Investor is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership of Company securities and changes in reported ownership. Based on a review of reports filed with the SEC, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended 2021, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that one report, covering a total of one transaction, was filed late by Ms. Daniel, one report, covering a total of one transaction, was filed late by Mr. Kufel, one report, covering a total of one transaction, was filed late by Ms. Kozlak, one report, covering a total of one transaction, was filed late by Mr. Lischick, two reports, covering a total of three transactions, were filed late by Mr. Magliacano, one report, covering a total of one transaction, was filed late by Ms. O’Farrell, one report, covering a total of one transaction, was filed late by Mr. Ortega, and two reports, covering a total of two transactions, were filed late by Mr. Strain.

Proxy Statement and Annual Meeting Report 2022	43

Questions and Answers About the Annual Meeting

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of the Company for use at the Annual Meeting to be held on Thursday, March 17, 2022 at 9:00 a.m. Mountain Standard Time, or at any adjournments or postponements thereof.

WHERE IS THE ANNUAL MEETING BEING HELD?

The Board has determined that the Annual Meeting should be held online this year via live audiocast in light of the continued impacts of and risks related to the COVID-19 pandemic and in order to permit shareholders from any location with access to the Internet to participate. This format also reduces the environmental impact of the Annual Meeting. The Company has endeavored to provide shareholders with the same rights and opportunities for participation in the Annual Meeting online as an in-person meeting.

HOW CAN I PARTICIPATE IN AND VOTE AT THE ANNUAL MEETING ONLINE?

Shareholders of record as of 5:00 p.m. Eastern Time on January 18, 2022, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered shareholders as of the record date during the meeting, shareholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/LESL2022, enter the 16-digit control number found on your accompanying proxy card and follow the instructions on the website.

If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, shareholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Mountain Standard Time on Thursday, March 17, 2022. Online check-in will begin at approximately 8:45 a.m. Mountain Standard Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. Technicians will be available to assist you with any difficulties you may have accessing the Annual Meeting. We will make a replay of the Annual Meeting available on our Investor Relations website until the next annual meeting.

Shareholders may submit questions before the Annual Meeting at www.proxyvote.com and during the Annual Meeting at the meeting website. We plan to answer as many questions as possible during the time permitted. If a question is not answered due to time constraints, the Company encourages shareholders to contact the Company’s Investor Relations at investorrelations@lesl.com. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website before and during the meeting.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

Shareholders will be asked to consider the following proposals at the Annual Meeting:

1.	To elect three directors to serve as Class I directors on the Board until the 2025 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To ratify the selection by our Audit Committee of E&Y to serve as our independent registered public accounting firm for the year ending October 1, 2022;

44 Leslie’s, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

3.	To approve, on a non-binding, advisory basis, the compensation of our NEOs; and

4.	To approve, on a non-binding advisory basis, the frequency of future votes on the compensation of our NEOs.

We will also consider any other business that properly comes before the Annual Meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Our Board unanimously recommends that shareholders vote “FOR” each nominee for director, “FOR” the ratification of the selection of E&Y as our independent registered public accounting firm, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our NEOs, and for a frequency of “ONE YEAR” for future votes to approve on a non-binding, advisory basis, the compensation of our NEOs.

WHO MAY VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS?

Shareholders who owned shares of the Company’s common stock, par value $0.001 per share, as of 5:00 p.m. Eastern Time on January 18, 2022 are entitled to vote at the Annual Meeting. As of the record date, there were 182,539,417 shares of our common stock issued and outstanding.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, must be present in person or represented by proxy.

HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

WHAT IS THE PROXY CARD?

The proxy card enables you to appoint Michael R. Egeck, our CEO, and Steven M. Weddell, our Chief Financial Officer and Treasurer, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Egeck and Weddell to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Proxy Statement and Annual Meeting Report 2022	45

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

IF I AM A SHAREHOLDER OF RECORD OF THE COMPANY’S SHARES, HOW DO I VOTE?

Before the Annual Meeting, you may vote:

•	By mail, by completing, signing, and dating your proxy card.

•	Online at www.proxyvote.com.

•	By telephone, at 1-800-690-6903.

During the Annual Meeting, you may vote online at www.virtualshareholdermeeting.com/LESL2022.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I VOTE?

Beneficial owners should check their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote shares not voted by customers on certain “routine” matters, including the ratification of an independent registered public accounting firm. Accordingly, at the Annual Meeting, your shares may only be voted by your brokerage firm for the ratification of our independent registered public accounting firm.

Brokers are prohibited from exercising discretionary authority on non-routine matters. The election of directors is considered a non-routine matter, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the nominees who receive the highest number of shares voted “for” his or her election are elected. A “withhold” vote against a director will have no direct effect on his or her election. Broker non-votes will have no effect on this proposal.

WHAT VOTE IS REQUIRED TO APPROVE EACH OF THE OTHER PROPOSALS?

Assuming that a quorum is present:

•

Approval of the proposal to ratify the selection of E&Y LLP as our independent registered public accounting firm requires the affirmative vote of at least a majority of the voting power of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal.

•

With respect to the proposal to approve on a non-binding, advisory basis, the compensation of our NEOs requires the affirmative vote of at least a majority of the voting power of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on this proposal.

•

With respect to the vote on the frequency of future advisory approvals of our NEO’s compensation, the frequency option (i.e., every one year, two years or three years) that receives the most votes cast will be considered to be the frequency that has been selected by shareholders. Abstentions and broker non-votes will have no effect on these proposals. Broker non-votes will have no effect on this proposal.

46 Leslie’s, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 2005 East Indian School Road, Phoenix, Arizona 85016 a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

WHAT HAPPENS IF I DO NOT INDICATE HOW TO VOTE MY PROXY?

If you sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees, “FOR” the ratification of E&Y to serve as our independent registered public accounting firm for the fiscal year ended October 1, 2022, “FOR” the approval on a non-binding, advisory basis, of the compensation of our NEOs, and “ONE YEAR” for the frequency of future votes to approve on a non-binding, advisory basis, the compensation of our NEOs.

IS MY VOTE KEPT CONFIDENTIAL?

Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.

WHO BEARS THE COST OF SOLICITING PROXIES?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Proxy Statement and Annual Meeting Report 2022	47

Other Matters

OTHER BUSINESS

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Shareholders and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the shareholders at our 2023 annual meeting of shareholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 2005 East Indian School Road, Phoenix, Arizona 85016 no later than October 3, 2022.

Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for shareholders to nominate a person as a director and to propose business to be considered by shareholders at a meeting (but not for inclusion in the proxy statement). Notice of a nomination or proposal must be delivered to the Corporate Secretary at 2005 East Indian School Road, Phoenix, Arizona 85016 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2023 annual meeting of shareholders, notice of a nomination or proposal must be delivered to us no later than December 17, 2022 and no earlier than November 17, 2022. Nominations and proposals also must satisfy the other requirements set forth in the bylaws.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more shareholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together, both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions: If the shares are registered in the name of the shareholder, the shareholder should contact our Corporate Secretary at our offices by sending a written request to 2005 East Indian School Road, Phoenix, Arizona 85016 or calling 602-366-3999, to inform us of his or her request; or if a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

48 Leslie’s, Inc.

OTHER MATTERS

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov.

Upon written or oral request, we will provide you, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended October 2, 2021, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to Corporate Secretary, Leslie’s, Inc., 2005 East Indian School Road, Phoenix, Arizona 85016.

Proxy Statement and Annual Meeting Report 2022	49

2005 East Indian School Road

Phoenix, Arizona 85016

www.lesliespools.com

LESLIE’S, INC. 2005 E. INDIAN SCHOOL RD. PHOENIX, AZ 85016

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LESL2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 16, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D64901-P65523 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LESLIE’S, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the nominees listed in Proposal 1 below.

1.	Election of Class I Directors	☐	☐	☐

Nominees:

01)	Michael R. Egeck
02)	Yolanda Daniel
03)	Eric Kufel

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP as Leslie’s, Inc.’s independent registered public accounting firm for 2022.		☐	☐	☐
3.	Non-binding, advisory vote to approve named executive officer compensation.		☐	☐	☐
The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain
4.	Non-binding, advisory vote to approve the frequency of future non-binding, advisory votes to approve named executive officer compensation.	☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — D64902-P65523

LESLIE’S, INC.

Annual Meeting of Shareholders

March 17, 2022

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of LESLIE’S, INC. hereby appoint(s) Michael R. Egeck and Steve M. Weddell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, all of the shares of common stock of LESLIE’S, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 9:00 AM MST, on March 17, 2022, at www.virtualshareholdermeeting.com/LESL2022, and any adjournment or postponement thereof.

The undersigned hereby revokes any proxy heretofore given with respect to such meeting or any postponement or adjournment thereof.

The votes entitled to be cast by the undersigned, when this proxy is properly executed, will be in the manner directed herein. If this proxy is duly executed, but no such direction is made, the votes entitled to be cast by the undersigned will be cast in accordance with the Board of Directors’ recommendations, as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting of Shareholders or any postponement or adjournment thereof.

Continued and to be signed on reverse side